Exhibit 99.1

TRANSCEPT PHARMACEUTICALS REPORTS

FIRST QUARTER 2011 FINANCIAL RESULTS

Conference call scheduled for 4:30 PM Eastern time today

Point Richmond, Calif., May 16, 2011 – Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT), a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience, today announced financial results for the three months ended March 31, 2011.

Transcept reported cash, cash equivalents and marketable securities of $63.3 million at March 31, 2011. Cash use during the quarter ended March 31, 2011 averaged $1.6 million per month.

“We look forward to a decision from the FDA as we approach the July 14, 2011 PDUFA date for our resubmitted Intermezzo® New Drug Application,” stated Glenn A. Oclassen, President and Chief Executive Officer of Transcept. “If approved, Intermezzo® has the potential to be the first prescription sleep aid for use as-needed in the middle of the night when a patient awakens and has difficulty returning to sleep. As we move through the final months of the review process, we are working closely with our marketing partner Purdue Pharma to make this important new therapeutic option available to insomnia patients.”

Three months ended March 31, 2011 financial results

Transcept recorded $3.1 million of revenue for each of the quarters ended March 31, 2011 and March 31, 2010, related to recognition of a portion of the $25 million non-refundable license fee received from Purdue Pharmaceutical Products L.P. in connection with the collaboration agreement for commercialization of Intermezzo® in the United States. Transcept is recognizing the $25 million license fee over a 24-month period that commenced in August 2009.

Research and development expense for the quarter ended March 31, 2011 was approximately $2.49 million, compared to approximately $2.36 million for the same period in 2010. Research and development expense in the first quarter of 2011 was primarily attributable to expense associated with our Phase 2 study for the TO-2061 development program, while research and development expense for the comparable quarter in 2010 primarily related to the Intermezzo® development program. Research and development expense included non-cash stock compensation expense of approximately $156,000 for the quarter ended March 31, 2011 and approximately $98,000 for the quarter ended March 31, 2010.

General and administrative expense for the quarter ended March 31, 2011 was approximately $2.54 million, compared to approximately $2.60 million for the same period in 2010. General and administrative expense included non-cash stock compensation expense of approximately $588,000 for the quarter ended March 31, 2011, compared to approximately $339,000 for the quarter ended March 31, 2010. Non-cash stock compensation expense for the first quarter of 2011 increased over the comparable quarter in 2010 primarily due to approximately $154,000 of expense recorded to modify certain stock options for two members of our Board of Directors to align and extend their exercise period after such directors’ anticipated end of service to Transcept in June 2011.

Net loss for the quarter ended March 31, 2011 was approximately $1.94 million, or $0.14 per share (basic and diluted), compared to a net loss of approximately $1.84 million, or $0.14 per share (basic and diluted), for the quarter ended March 31, 2010. The weighted average shares used to calculate basic and diluted net loss per share were 13,460,958 and 13,391,629 for the quarters ended March 31, 2011 and March 31, 2010, respectively. At March 31, 2011, there were 13,467,220 common shares outstanding and 3,171,930 common shares underlying outstanding options and warrants and outstanding common shares subject to repurchase.

Conference call and webcast information

Transcept will host a conference call and webcast on Monday, May 16, 2011, at 4:30 p.m. ET to discuss first quarter 2011 financial results. Telephone numbers for the live conference call are 877-638-4558 (U.S.) or 914-495-8537 (International). The webcast can be accessed on the Investors page of the Transcept website at www.transcept.com and will be available for replay until close of business on July 31, 2011. A playback of the call will be available through May 20, by dialing 800-642-1687 (U.S.) or 706-645-9291 (International), replay ID: 62344930.

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. The most advanced Transcept product candidate is Intermezzo® (zolpidem tartrate sublingual tablet). Transcept has resubmitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) that seeks approval of Intermezzo® as a prescription sleep aid for use in the middle of the night at the time an insomnia patient awakens and has difficulty returning to sleep. The FDA has assigned a date of July 14, 2011 for its completion of the Intermezzo® NDA review. Transcept and Purdue Pharmaceutical Products L.P. have entered into a collaboration agreement for the development and commercialization of Intermezzo® in the United States.

In March 2011, Transcept initiated a Phase 2 study of TO-2061, a low dose ondansetron augmentation therapy for patients with obsessive compulsive disorder (OCD) who have not adequately responded to treatment with approved first-line pharmacotherapy. For further information, please visit the Transcept website at: www.transcept.com.

Forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the following: the expectation of timely FDA review of the resubmitted Intermezzo® NDA; the potential for Intermezzo® to be the first prescription sleep aid for use as-needed in the middle of the night when a patient awakens and has difficulty returning to sleep; and our plan to work closely with Purdue Pharma during the review process to make Intermezzo® available to insomnia patients, which assumes that Intermezzo® is approved by the FDA. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including, but are not limited to, the following: issues resulting in delays in FDA review; the FDA’s view of the sufficiency of the Intermezzo® NDA resubmission to support marketing approval for its intended indication; the timing of any FDA approval of Intermezzo®; the competitive landscape for Intermezzo®, if approved; and unforeseen changes in our collaboration with Purdue Pharma. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

FINANCIAL TABLES FOLLOW

Transcept Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
License fee revenue	$3,125	$3,125

Operating expense:
Research and development	2,491	2,360
General and administrative	2,544	2,604

Total operating expense	5,035	4,964

Loss from operations	(1,910)	(1,839)
Interest and other income (expense), net	(29)	(3)

Net loss	$(1,939)	$(1,842)

Basic and diluted net loss per share	$(0.14)	$(0.14)

Weighted average shares outstanding	13,461	13,392

Transcept Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,607	$13,720
Marketable securities	59,680	54,251
Other current assets	1,662	1,452

Total current assets	64,949	69,423
Property and equipment, net	511	614
Goodwill	2,962	2,962
Other assets	808	808

Total assets	$69,230	$73,807

Liabilities and stockholders’ equity
Current liabilities:
Deferred revenue, current portion	$4,167	$7,292
Other current liabilities	2,141	2,356

Total current liabilities	6,308	9,648
Other non-current liabilities	261	348

Total liabilities	6,569	9,996
Stockholders’ equity:
Common stock and additional paid-in capital	160,797	160,023
Accumulated deficit	(98,153)	(96,214)
Accumulated other comprehensive income	17	2

Total stockholders’ equity	62,661	63,811

Total liabilities and stockholders’ equity	$69,230	$73,807

Contact:

Transcept Pharmaceuticals, Inc.

Greg Mann

Director, Corporate Communications

(510) 215-3567

gmann@transcept.com